UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20369

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported: March 7, 2016

 INDIA ECOMMERCE CORPORATION

(Exact name of registrant as specified in charter)

Nevada	000-1510891	27-4592289
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1524 Rhine Street
Pittsburgh, PA	15232
(Address of principal executive offices)	(Zip code)

Issuer's telephone number, including area code: (412) 450-0028
(Registrant's telephone number including area code)

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On March 7, 2016, the Company sold 6,000,000 shares of common stock to James J. Kiles for $15,000 ($0.0025 per shares) and on March 7, 2016, the Company sold 6,000,000 shares of common stock to Robert G. Petchel for $15,000 ($0.0025 per shares). The shares were sold privately in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1993.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2015, the Board of Directors appointed Messrs. Jim Kiles and Paul Overby to two vacant positions on the Company's Board of Directors.  Mr. Kiles was also appointed President and Chief Executive Officer (CEO) in the place of Ashish Badjatia, who resigned as President and CEO to permit Mr. Kiles to assume these positions. There were no disagreements between the Company and Mr. Badjatia concerning his resignation as President and CEO and Mr. Badjatia maintains his other positions with the Company as Chief Operating Officer, Secretary, Treasurer and Director.  Mr. Overby was appointed Chief Strategy Officer (CSO) for the Company.

James J. Kiles, President, CEO and Director

Jim Kiles, age 62, is the Founder of Ystrategies, a consulting firm providing investment, development and strategic support for technology platforms.  In this role, Jim helps start-ups validate markets, identify customers and build their businesses. Jim is a member of the Lawrence Livermore National Laboratory Industrial Advisory Board and an Instructor for the Dept. of Energy's LabCorps program working with scientists from all of the US National Labs in their efforts to commercialize intellectual property targeting energy efficiency and renewable energy.  Jim also takes active roles in emerging private start-ups and is Managing Director of GroundControl Solutions, Inc. and SAFE-Skills, LLC, two  NY based technology businesses. Jim has been a Managing Director at Intel Capital (INTC) where he invested in numerous early stage technology companies. He holds a BA and JD from Syracuse University. He has held the following employment positions:  1994-2001: Managing Director Intel Capital, Intel Corporation (INTC);  2000-2002: CSO, Convera Corporation (CNVR);  2002-2008: CEO Eyetide Media, Inc.; 2008-2011: Managing Director, CPM Capital, LLC; 2011-2013: VP Corporate Development, Visage Mobile, Inc.; 2013-2014: VP Corporate Strategy, Cloudmark, Inc. and 2013-Present: Founder, Ystrategies (consulting).

Mr. Kiles was selected as a Director because of his knowledge, experience and reputation in the fields of corporate strategy and consulting.

Paul Overby, Chief Strategy Officer and Director

Paul Overby, age 58, serves as the Honorary Consul of the Federal Republic of Germany in Pittsburgh and as President and Chairman of the Board of the Pittsburgh Chapter of the German American Chamber of Commerce.  He is also a strategist for Wabtec Corporation.  A former U.S. diplomat in the Middle East and executive in Bombardier's rail business, Paul holds a BA from Yale University and a MBA from Harvard University.  From 2004 to December, 2008, he was Senior Director, Strategy and Performance, for Bombardier.  From January 2009 through December 2015, Mr. Overby was President of Paul Overby Associates, a consulting firm.  Thereafter he has served as Vice President, Integration and Strategy, of Waubtec Corporation from January 2016 to present.

Mr. Overby was selected as a Director because of his knowledge, experience and reputation in the field of corporate strategy the Company.

There are no understandings between the Company and Mr. Kiles concerning his appointment as President, CEO and Director; likewise, there are no understandings between the Company and Mr. Overby concerning his appointment as Director or CSO.

Neither Mr. Kiles nor Mr. Overby has been involved in any of the following events within the past ten years:

(1) A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) Engaging in any type of business practice; or

(iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5) Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i) Any Federal or State securities or commodities law or regulation; or

(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Item 8.01 Other Events

On March 11, 2016, the Company completed a merger with Ystrategies Corp., a wholly owned subsidiary incorporated in the State of Nevada. This resulted in a corporate name change of the Company to "Ystrategies Corp."  This corporate action was approved by the Company's Board of Directors as authorized by Nevada corporate law. The corporate name change, as well as a 1 for 10 reverse stock split effected by the merger through the merger exchange ratio, will become effective upon final approval by FINRA.  The Company has also requested a new trading symbol from FINRA to replace "IEEC."

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

INDIA ECOMMERCE CORPORATION

/s/ Mr. James J. Kiles

Mr. James J. Kiles, Chief Executive Officer
(Principal Executive Officer)

/s/ Mr. Ashish Badjatia
Mr. Ashish Badjatia Chief Operating Officer
(Principal Financial Officer and Principal Accounting Officer)

Dated: March 11, 2016